NEWS RELEASE

For Immediate Release
October 24, 2023

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.1 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $29.9 million and diluted earnings of $1.98 per share for the quarter ended September 30, 2023. For the third quarter of 2023, the Company achieved a return on assets of 1.94% and a return on tangible equity of 24.1%.

Net Interest Income

The Company’s net interest income increased approximately $0.1 million, or 0.2%, from $55.5 million during the second quarter of 2023 to $55.6 million during the third quarter of 2023. The Company’s tax equivalent net interest income increased $0.1 million, or 0.2%, from $55.8 million for the second quarter of 2023 to $55.9 million for the third quarter of 2023. Due to recent increases in the Federal Funds rate, net interest income increased by $2.6 million due to an increase in loan yields (net of loan fees and accretion) of 22 basis points and by $0.8 million due to an increase in the yield on investment securities of 19 basis points. In addition, net interest income increased $0.8 million due to an increase in balances of loans of $60.6 million from the quarter ended June 30, 2023. These increases were partially offset by an increase in the cost of interest bearing liabilities (26 basis points) which decreased net interest income by $2.4 million and lower balances of deposits in depository institutions of $133.1 million that lowered net interest income by $1.6 million. The Company’s reported net interest margin increased from 4.00% for the second quarter of 2023 to 4.03% for the third quarter of 2023.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned declined slightly from 0.17%, or $6.5 million, at June 30, 2023 to 0.15%, or $6.0 million, at September 30, 2023. Total past due loans increased from $7.4 million, or 0.19% of total loans outstanding, at June 30, 2023, to $10.1 million, or 0.25% of total loans outstanding at September 30, 2023.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a provision for credit losses of $0.2 million in the third quarter of 2023, compared to a provision for credit losses of $0.7 million for the comparable period in 2022, and a provision for credit losses of $0.4 million for the second quarter of 2023. The provision for credit losses in the third quarter was primarily the result of the downgrade of a commercial loan and loan growth partially offset by net recoveries during the quarter.

Non-interest Income

Non-interest income was $17.4 million during the quarter ended September 30, 2023, as compared to $18.2 million during the quarter ended September 30, 2022. During the third quarter of 2023, the Company reported $0.7 million of realized security losses.

Exclusive of the realized security losses, non-interest income decreased $0.1 million, or 0.6%, from $18.2 million for the third quarter of 2022 to $18.1 million for the third quarter of 2023. This decrease was largely attributable to a decrease of $0.4 million, or 4.8%, in service fees that was partially offset by an increase of $0.3 million, or 11.6%, in trust and investment management fee income.

Non-interest Expenses

Non-interest expenses increased $3.5 million, or 11.2%, from $31.5 million in the third quarter of 2022 to $35.0 million in the third quarter of 2023. This increase was largely due to an increase in other expenses of $1.2 million and an increase in salaries and employee benefits of $0.9 million due to the acquisition of Citizens ($0.5 million) and salary adjustments. In addition, bankcard expenses increased $0.8 million and FDIC insurance expenses increased $0.5 million.

Balance Sheet Trends

Gross loans increased $85.3 million (2.2%) from June 30, 2023 to $4.01 billion at September 30, 2023. Commercial real estate loans increased $48.0 million (3.1%) and residential real estate loans increased $21.7 million (1.2%) during the quarter ended September 30, 2023. In addition, home equity loans increased $8.6 million (5.7%) and commercial and industrial loans increased $6.8 million (1.6%).

Period-end deposit balances decreased $69.9 million from June 30, 2023, to September 30, 2023. Total average depository balances decreased $116.8 million, or 2.3%, from the quarter ended June 30, 2023 to the quarter ended September 30, 2023. Average noninterest-bearing demand deposit balances decreased $60.5 million, average savings deposit balances decreased $51.4 million, and interest-bearing demand deposit balances decreased $27.6 million. These decreases were partially offset by an increase in average time balances of $22.7 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2023 was 21.1% compared to 19.8% for the year ended December 31, 2022 and 21.3% for the quarter ended September 30, 2022.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 81.0% and its loan to asset ratio was 66.0% at September 30, 2023. The Company maintained investment securities totaling 22.8% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 64.8% of assets at September 30, 2023. Time deposits fund 16.6% of assets at September 30, 2023, with only 11.7% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. As of September 30, 2023, City National had the capacity to borrow an additional $1.8 billion from these existing borrowing facilities. In addition, $764.7 million of City National’s investment securities were unpledged at September 30, 2023.

The Company continues to be strongly capitalized with tangible equity of $447 million at September 30, 2023. The Company’s tangible equity ratio decreased slightly from 8.0% at December 31, 2022 to 7.6% at September 30, 2023. At September 30, 2023, City National’s Leverage Ratio was 9.6%, its Common Equity Tier I ratio was 14.7%, its Tier I Capital ratio was 14.7%, and its Total Risk-Based Capital ratio was 15.3%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 27, 2023, the Board of Directors of the Company approved a quarterly cash dividend of $0.715 per share payable October 31, 2023, to shareholders of record as of October 13, 2023. This represents a 10.0% increase from the $0.65 per share dividend paid on July 31, 2023. During the quarter ended September 30, 2023, the Company repurchased 109,000 common shares at a weighted average price of $89.33 per share as part of a one million share repurchase plan authorized by the Board of Directors in May 2022. As of September 30, 2023, the Company could repurchase 220,000 additional shares under the current program.

City National operates 99 branches across West Virginia, Kentucky, Virginia, and Ohio. On October 20, 2023, City National closed one of the two branches located in Nicholasville, Kentucky due to the proximity (less than one mile) from an existing City National branch.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums;; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2023 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2023 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022

Earnings
Net Interest Income (FTE)	$55,855	$55,757	$53,767	$52,381	$49,108	$165,379	$128,961
Net Income available to common shareholders	29,839	32,733	24,341	30,672	27,374	86,913	71,408

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.98	$2.16	$1.63	$2.06	$1.84	$5.78	$4.75
Diluted	1.98	2.16	1.63	2.05	1.83	5.77	4.75
Weighted average number of shares (in thousands):
Basic	14,922	14,994	14,818	14,756	14,776	14,906	14,878
Diluted	14,945	15,012	14,844	14,785	14,800	14,928	14,901
Period-end number of shares (in thousands)	14,901	15,007	15,260	14,788	14,856	14,901	14,856
Cash dividends declared	$0.72	$0.65	$0.65	$0.65	$0.65	$2.02	$1.85
Book value per share (period-end)	40.94	42.39	42.66	39.08	36.91	40.94	36.91
Tangible book value per share (period-end)	29.98	31.50	31.91	31.25	29.09	29.98	29.09
Market data:
High closing price	$99.49	$97.92	$100.27	$101.94	$90.24	$100.27	$90.24
Low closing price	87.51	83.57	89.17	89.32	78.40	83.57	73.88
Period-end closing price	90.35	89.99	90.88	93.09	88.69	90.35	88.69
Average daily volume (in thousands)	62	80	84	75	58	76	68
Treasury share activity:
Treasury shares repurchased (in thousands)	109	269	218	69	9	597	255
Average treasury share repurchase price	$89.33	$88.93	$92.10	$93.12	$80.24	$90.16	$78.36

Key Ratios (percent)
Return on average assets	1.94%	2.12%	1.63%	2.08%	1.83%	1.91%	1.59%
Return on average tangible equity	24.1%	27.4%	19.9%	27.3%	21.8%	23.9%	18.3%
Yield on interest earning assets	5.08%	4.87%	4.66%	4.23%	3.72%	4.87%	3.27%
Cost of interest bearing liabilities	1.46%	1.22%	0.86%	0.48%	0.21%	1.18%	0.18%
Net Interest Margin	4.03%	4.00%	4.05%	3.89%	3.57%	4.02%	3.14%
Non-interest income as a percent of total revenue	24.6%	27.1%	24.7%	26.5%	27.2%	25.5%	29.5%
Efficiency Ratio	46.4%	44.6%	45.7%	45.3%	46.3%	45.6%	49.2%
Price/Earnings Ratio (a)	11.40	10.40	13.95	11.30	12.08	11.73	13.99

Capital (period-end)
Average Shareholders' Equity to Average Assets	10.73%	10.38%	10.31%	9.57%	10.32%
Tangible equity to tangible assets	7.55%	7.90%	8.05%	8.02%	7.41%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.36%	15.47%	15.64%	16.23%	15.82%
Tier I	15.36%	15.47%	15.64%	16.23%	15.82%
Total	15.89%	16.01%	16.18%	16.62%	16.22%
Leverage	10.05%	9.80%	10.20%	10.01%	9.74%
City National Bank risk based capital ratios (b):
CET I	14.73%	14.82%	14.08%	13.88%	14.68%
Tier I	14.73%	14.82%	14.08%	13.88%	14.68%
Total	15.27%	15.36%	14.63%	14.28%	15.07%
Leverage	9.61%	9.36%	9.18%	8.55%	9.05%

Other (period-end)
Branches	99	99	99	94	94
FTE	966	963	958	909	903

Assets per FTE (in thousands)	$6,291	$6,383	$6,483	$6,467	$6,588
Deposits per FTE (in thousands)	5,120	5,208	5,362	5,357	5,492

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) September 30, 2023 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Interest Income
Interest and fees on loans	$55,582	$52,352	$47,004	$42,963	$38,493	$154,939	$103,575
Interest on investment securities:
Taxable	12,432	11,794	11,773	11,119	9,556	35,999	23,327
Tax-exempt	910	950	1,162	1,262	1,228	3,022	3,650
Interest on deposits in depository institutions	1,265	2,585	1,591	1,244	1,530	5,440	2,549
Total Interest Income	70,189	67,681	61,530	56,588	50,807	199,400	133,101

Interest Expense
Interest on deposits	10,551	8,567	5,690	3,010	1,585	24,808	4,433
Interest on short-term borrowings	2,990	2,963	2,381	1,533	440	8,334	677
Interest on long-term debt	1,034	649	—	—	—	1,683	—
Total Interest Expense	14,575	12,179	8,071	4,543	2,025	34,825	5,110
Net Interest Income	55,614	55,502	53,459	52,045	48,782	164,575	127,991
Provision for (Recovery of) credit losses	200	425	2,918	500	730	3,543	(26)
Net Interest Income After Provision for (Recovery of) Credit Losses	55,414	55,077	50,541	51,545	48,052	161,032	128,017

Non-Interest Income
Net gains on sale of investment securities	(730)	—	773	4	—	43	—
Unrealized gains (losses) recognized on equity securities still held	—	(294)	361	(262)	1	67	(1,322)
Service charges	7,124	6,906	6,563	7,056	7,487	20,593	21,281
Bankcard revenue	7,058	7,190	6,603	6,791	7,052	20,851	20,558
Trust and investment management fee income	2,409	2,339	2,252	2,343	2,158	7,000	6,455
Bank owned life insurance	807	3,208	804	1,813	754	4,819	3,746
Other income	742	952	1,326	791	792	3,020	2,825
Total Non-Interest Income	17,410	20,301	18,682	18,536	18,244	56,393	53,543

Non-Interest Expense
Salaries and employee benefits	18,289	18,429	17,673	17,148	17,398	54,391	49,386
Occupancy related expense	2,950	2,811	2,640	2,725	2,664	8,401	7,993
Equipment and software related expense	2,830	2,883	3,092	3,341	2,949	8,805	8,452
FDIC insurance expense	919	690	445	413	416	2,054	1,259
Advertising	790	974	760	802	854	2,524	2,603
Bankcard expenses	2,188	1,736	1,509	1,356	1,405	5,433	4,676

Postage, delivery, and statement mailings	668	596	647	597	578	1,911	1,765
Office supplies	457	591	420	441	466	1,468	1,303
Legal and professional fees	529	558	470	610	532	1,557	1,584
Telecommunications	568	623	606	627	651	1,797	1,988
Repossessed asset losses (gains), net of expenses	40	22	16	54	(3)	78	4
Merger related expenses	2	—	5,645	268	—
Other expenses	4,798	4,848	4,700	4,203	3,591	14,346	10,701
Total Non-Interest Expense	35,028	34,761	38,623	32,585	31,501	108,412	91,714
Income Before Income Taxes	37,796	40,617	30,600	37,496	34,795	109,013	89,846
Income tax expense	7,957	7,884	6,259	6,824	7,421	22,100	18,438
Net Income Available to Common Shareholders	$29,839	$32,733	$24,341	$30,672	$27,374	$86,913	$71,408

Distributed earnings allocated to common shareholders	$10,554	$9,668	$9,833	$9,521	$9,564	$29,744	$27,220
Undistributed earnings allocated to common shareholders	19,004	22,774	14,294	20,857	17,555	56,356	43,509
Net earnings allocated to common shareholders	$29,558	$32,442	$24,127	$30,378	$27,119	$86,100	$70,729

Average common shares outstanding	14,922	14,994	14,818	14,756	14,776	14,906	14,878
Shares for diluted earnings per share	14,945	15,012	14,844	14,785	14,800	14,928	14,901

Basic earnings per common share	1.98	2.16	1.63	2.06	1.84	5.78	4.75
Diluted earnings per common share	1.98	2.16	1.63	2.05	1.83	5.77	4.75

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Assets
Cash and due from banks	$62,085	$66,350	$69,804	$68,333	$65,051
Interest-bearing deposits in depository institutions	48,631	164,931	233,006	131,667	233,302
Cash and cash equivalents	110,716	231,281	302,810	200,000	298,353

Investment securities available-for-sale, at fair value	1,358,219	1,419,933	1,456,259	1,505,520	1,489,392
Other securities	29,022	29,262	24,728	23,807	24,372
Total investment securities	1,387,241	1,449,195	1,480,987	1,529,327	1,513,764

Gross loans	4,007,482	3,922,142	3,894,686	3,646,258	3,628,752
Allowance for credit losses	(23,128)	(22,751)	(22,724)	(17,108)	(17,011)
Net loans	3,984,354	3,899,391	3,871,962	3,629,150	3,611,741

Bank owned life insurance	117,979	117,173	124,238	120,674	121,283
Premises and equipment, net	72,682	73,118	73,430	70,786	71,686
Accrued interest receivable	19,223	17,973	18,395	18,287	17,256
Net deferred tax assets	58,811	46,944	42,146	44,884	49,888
Intangible assets	163,461	163,426	164,099	115,735	116,081
Other assets	161,659	148,333	132,715	149,263	147,716
Total Assets	$6,076,126	$6,146,834	$6,210,782	$5,878,106	$5,947,768

Liabilities
Deposits:
Noninterest-bearing	$1,333,474	$1,373,106	$1,420,990	$1,351,415	$1,429,281
Interest-bearing:
Demand deposits	1,319,783	1,337,445	1,356,017	1,233,482	1,160,970
Savings deposits	1,282,642	1,343,571	1,397,523	1,396,869	1,427,785
Time deposits	1,009,235	960,941	962,235	888,100	939,769
Total deposits	4,945,134	5,015,063	5,136,765	4,869,866	4,957,805
Short-term borrowings
Customer repurchase agreements	278,671	271,714	293,256	290,964	304,807
FHLB long-term advances	100,000	100,000	—	—	—
Other liabilities	142,187	123,865	129,711	139,424	136,868
Total Liabilities	5,465,992	5,510,642	5,559,732	5,300,254	5,399,480

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	177,113	176,746	177,529	170,980	170,138
Retained earnings	763,425	744,248	721,727	706,696	685,657

Cost of common stock in treasury	(211,430)	(201,973)	(179,436)	(215,955)	(209,644)
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(163,171)	(127,026)	(112,967)	(128,066)	(141,997)
Underfunded pension liability	(3,422)	(3,422)	(3,422)	(3,422)	(3,485)
Total Accumulated Other Comprehensive (Loss) Income	(166,593)	(130,448)	(116,389)	(131,488)	(145,482)
Total Stockholders' Equity	610,134	636,192	651,050	577,852	548,288
Total Liabilities and Stockholders' Equity	$6,076,126	$6,146,834	$6,210,782	$5,878,106	$5,947,768

Regulatory Capital
Total CET 1 capital	$615,798	$605,661	$606,675	$598,068	$582,213
Total tier 1 capital	615,798	605,661	606,675	598,068	582,213
Total risk-based capital	637,245	626,730	627,718	612,654	596,708
Total risk-weighted assets	4,009,798	3,913,870	3,878,994	3,685,207	3,679,511

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

Commercial and industrial	$424,647	$417,847	$390,861	$373,890	$375,735

1-4 Family	135,226	123,701	119,017	116,192	109,710
Hotels	321,236	324,745	327,554	340,404	355,001
Multi-family	192,329	191,483	195,042	174,786	186,440
Non Residential Non-Owner Occupied	713,353	673,921	679,782	585,964	569,369
Non Residential Owner Occupied	222,544	222,852	223,096	174,961	177,673
Commercial real estate (1)	1,584,688	1,536,702	1,544,491	1,392,307	1,398,193

Residential real estate (2)	1,768,358	1,746,618	1,737,604	1,693,523	1,678,770
Home equity	159,630	151,012	151,341	134,317	130,837
Consumer	65,586	65,201	66,994	48,806	41,902
DDA Overdrafts	4,573	4,762	3,395	3,415	3,315
Gross Loans	$4,007,482	$3,922,142	$3,894,686	$3,646,258	$3,628,752

Construction loans included in:
(1) - Commercial real estate loans	$2,533	$3,361	$4,715	$4,130	$4,125
(2) - Residential real estate loans	$20,056	$20,470	$25,224	21,122	19,333

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Allowance for Credit Losses
Balance at beginning of period	$22,751	$22,724	$17,108	$17,011	$17,015	$17,108	$18,166

Charge-offs:
Commercial and industrial	—	(69)	—	(120)	(408)	(69)	(442)
Commercial real estate	(256)	(117)	(3)	(31)	—	(376)	(24)
Residential real estate	(88)	(20)	(32)	(66)	(93)	(140)	(199)
Home equity	(112)	(200)	(67)	(189)	(71)	(379)	(90)
Consumer	(10)	(109)	(62)	(15)	(16)	(181)	(48)
DDA overdrafts	(422)	(357)	(450)	(670)	(719)	(1,229)	(1,954)
Total charge-offs	(888)	(872)	(614)	(1,091)	(1,307)	(2,374)	(2,757)

Recoveries:
Commercial and industrial	597	86	83	94	149	766	240
Commercial real estate	74	28	158	120	9	260	87
Residential real estate	28	5	10	49	1	43	50
Home equity	18	12	4	34	2	34	22
Consumer	27	28	23	31	29	78	76
DDA overdrafts	321	315	398	360	383	1,034	1,153
Total recoveries	1,065	474	676	688	573	2,215	1,628

Net recoveries (charge-offs)	177	(398)	62	(403)	(734)	(159)	(1,129)
Provision for (recovery of) credit losses	200	425	2,918	500	730	3,543	(26)
PCD Loan Reserves	—	—	2,811	—	—
Adoption of ASU 2022-02	—	—	(175)	—	—
Balance at end of period	$23,128	$22,751	$22,724	$17,108	$17,011	$23,128	$17,011

Loans outstanding	$4,007,482	$3,922,142	$3,894,686	$3,646,258	$3,628,752
Allowance as a percent of loans outstanding	0.58%	0.58%	0.58%	0.47%	0.47%
Allowance as a percent of non-performing loans	440.1%	405.5%	400.1%	317.3%	320.5%

Average loans outstanding	$3,956,871	$3,896,284	$3,700,194	$3,648,996	$3,596,523	$3,852,057	$3,561,463
Net charge-offs (annualized) as a percent of average loans outstanding	(0.02)%	0.04%	(0.01)%	0.04%	0.08%	0.01%	0.04%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Nonaccrual Loans
Residential real estate	$2,839	$2,774	$2,700	$1,969	$2,089
Home equity	75	24	35	55	140
Commercial and industrial	716	741	994	1,015	785
Commercial real estate	1,355	1,821	1,931	2,166	2,293
Consumer	1	36	19	—	—
Total nonaccrual loans	4,986	5,396	5,679	5,205	5,307
Accruing loans past due 90 days or more	269	215	—	187	—
Total non-performing loans	5,255	5,611	5,679	5,392	5,307
Other real estate owned	720	874	843	909	1,071
Total non-performing assets	$5,975	$6,485	$6,522	$6,301	$6,378

Non-performing assets as a percent of loans and other real estate owned	0.15%	0.17%	0.17%	0.17%	0.18%

Past Due Loans
Residential real estate	$6,247	$5,884	$4,783	$7,091	$3,452
Home equity	1,278	784	551	650	521
Commercial and industrial	568	142	98	234	221
Commercial real estate	1,478	238	148	710	221
Consumer	84	57	3	100	27
DDA overdrafts	398	341	276	391	561
Total past due loans	$10,053	$7,446	$5,859	$9,176	$5,003

Total past due loans as a percent of loans outstanding	0.25%	0.19%	0.15%	0.25%	0.14%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,910,876	$22,702	4.71%	$1,894,269	$21,702	4.60%	$1,792,365	$17,718	3.92%
Commercial, financial, and agriculture (2)	1,975,463	31,743	6.38%	1,933,238	29,754	6.17%	1,759,567	20,092	4.53%
Installment loans to individuals (2), (3)
Total loans	3,956,871	55,583	5.57%	3,896,284	52,354	5.39%	3,596,523	38,493	4.25%
Securities:
Taxable	1,277,265	12,432	3.86%	1,301,063	11,794	3.64%	1,359,207	9,557	2.79%
Tax-exempt (4)	170,806	1,152	2.68%	174,410	1,203	2.77%	215,219	1,555	2.87%
Total securities	1,448,071	13,584	3.72%	1,475,473	12,997	3.53%	1,574,426	11,112	2.80%
Deposits in depository institutions	90,994	1,265	5.52%	224,064	2,585	4.63%	289,460	1,529	2.10%
Total interest-earning assets	5,495,936	70,432	5.08%	5,595,821	67,936	4.87%	5,460,409	51,134	3.72%
Cash and due from banks	69,348			71,949			81,202
Premises and equipment, net	73,004			73,450			72,196
Goodwill and intangible assets	163,602			163,847			116,297
Other assets	332,551			313,925			278,527
Less: Allowance for credit losses	(23,558)			(23,046)			(17,224)
Total assets	$6,110,883			$6,195,946			$5,991,407

Liabilities:
Interest-bearing demand deposits	$1,300,936	$3,068	0.94%	$1,328,520	$2,773	0.84%	$1,151,122	$272	0.09%
Savings deposits	1,314,484	2,319	0.70%	1,365,894	1,942	0.57%	1,431,591	358	0.10%
Time deposits (2)	985,038	5,163	2.08%	962,299	3,852	1.61%	964,447	956	0.39%
Customer repurchase agreements	272,558	2,990	4.35%	294,255	2,963	4.04%	270,310	440	0.65%
FHLB long-term advances	100,000	1,035	4.11%	65,934	649	3.95%	—	—	—%
Total interest-bearing liabilities	3,973,016	14,575	1.46%	4,016,902	12,179	1.22%	3,817,470	2,026	0.21%
Noninterest-bearing demand deposits	1,359,268			1,419,771			1,455,123
Other liabilities	123,137			116,083			100,303
Stockholders' equity	655,462			643,190			618,511
Total liabilities and
stockholders' equity	$6,110,883			$6,195,946			$5,991,407
Net interest income		$55,857			$55,757			$49,108
Net yield on earning assets			4.03%			4.00%			3.57%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$254			$393			$308

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$47	$78	$64
Commercial, financial, and agriculture	720	709	103
Installment loans to individuals	4	8	7
Time deposits	240	154	21
	$1,011	$949	$195

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,882,397	$64,410	4.57%	$1,728,557	$49,610	3.84%
Commercial, financial, and agriculture (2)	1,904,001	87,745	6.16%	1,788,784	52,044	3.89%
Installment loans to individuals (2), (3)	65,659	2,784	5.67%	44,122	1,921	5.82%
Total loans	3,852,057	154,939	5.38%	3,561,463	103,575	3.89%
Securities:
Taxable	1,300,373	35,999	3.70%	1,279,086	23,327	2.44%
Tax-exempt (5)	182,858	3,826	2.80%	221,035	4,620	2.79%
Total securities	1,483,231	39,825	3.59%	1,500,121	27,947	2.49%
Deposits in depository institutions	166,379	5,440	4.37%	422,714	2,549	0.81%
Total interest-earning assets	5,501,667	200,204	4.87%	5,484,298	134,071	3.27%
Cash and due from banks	69,735			95,105
Premises and equipment, net	72,631			72,964
Goodwill and intangible assets	150,808			116,643
Other assets	324,658			251,071
Less: Allowance for loan losses	(21,602)			(17,807)
Total assets	$6,097,897			$6,002,274

Liabilities:
Interest-bearing demand deposits	$1,288,387	$7,582	0.79%	$1,149,899	$550	0.06%
Savings deposits	1,352,005	5,610	0.55%	1,415,563	715	0.07%
Time deposits (2)	950,276	11,616	1.63%	1,005,356	3,168	0.42%
Customer repurchase agreements	282,857	8,334	3.94%	278,211	677	0.33%
FHLB long-term advances	55,678	1,683	4.04%	—	—	—%
Total interest-bearing liabilities	3,929,203	34,825	1.18%	3,849,029	5,110	0.18%
Noninterest-bearing demand deposits	1,407,922			1,429,887
Other liabilities	122,854			86,585
Stockholders' equity	637,918			636,773
Total liabilities and
stockholders' equity	$6,097,897			$6,002,274
Net interest income		$165,379			$128,961
Net yield on earning assets			4.02%			3.14%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees, net		$1,165			$609

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$165	$231
Commercial, financial, and agriculture	1,575	507
Installment loans to individuals	15	41
Time deposits	403	62
	2,158	841

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Net Interest Income/Margin
Net interest income ("GAAP")	$55,614	$55,502	$53,459	$52,045	$48,782	$164,575	$127,991
Taxable equivalent adjustment	243	255	308	336	326	804	970
Net interest income, fully taxable equivalent	$55,857	$55,757	$53,767	$52,381	$49,108	$165,379	$128,961

Average interest earning assets	$5,495,936	$5,595,821	$5,387,326	$5,338,507	$5,460,409	$5,501,667	$5,484,298

Net Interest Margin	4.03%	4.00%	4.05%	3.89%	3.57%	4.02%	3.14%
Accretion related to fair value adjustments	(0.07)%	(0.07)%	(0.02)%	(0.02)%	(0.01)%	(0.05)%	(0.02)%
Net Interest Margin (excluding accretion)	3.96%	3.93%	4.03%	3.87%	3.56%	3.97%	3.12%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	10.04%	10.35%	10.48%	9.83%	9.22%
Effect of goodwill and other intangibles, net	(2.49)%	(2.45)%	(2.43)%	(1.81)%	(1.81)%
Tangible common equity to tangible assets	7.55%	7.90%	8.05%	8.02%	7.41%

Return on average tangible equity ("GAAP")	24.1%	27.4%	19.9%	27.3%	21.8%	23.9%	18.3%
Impact of merger related expenses	—%	—%	3.6%	—%	—%	1.2%	—%
Impact of merger related provision	—%	—%	1.3%	—%	—%	0.4%	—%
Return on tangible equity, excluding merger related expenses and provision	24.1%	27.4%	24.8%	27.3%	21.8%	25.5%	18.3%

Return on assets ("GAAP")	1.94%	2.12%	1.63%	2.08%	1.83%	1.91%	1.59%
Impact of merger related expenses	—%	—%	0.30%	—%	—%	0.10%	—%
Impact of merger related provision	—%	—%	0.10%	—%	—%	0.03%	—%
Return on assets, excluding merger related expenses and provision	1.94%	2.12%	2.04%	2.08%	1.83%	2.04%	1.59%

Commercial Loan Information (period end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$22,768	0.57%	3.68	N/A
Natural Gas Distribution	22,048	0.55%	2.61	N/A
Masonry Contractors	27,675	0.69%	1.13	84%
Sheet Metal Work Manufacturing	24,974	0.62%	1.57	68%
Beer & Ale Merchant Wholesalers	25,981	0.65%	3.28	N/A
Gasoline Stations with Convenience Stores	47,215	1.18%	4.19	66%
Lessors of Residential Builidings & Dwellings	436,789	10.92%	1.89	66%
1-4 Family	125,929	3.15%	2.97	68%
Multi-Family	182,785	4.57%	1.84	66%
Lessors of Nonresidential Buildings	567,746	14.20%	1.70	65%
Office Buildings	44,129	1.10%	1.64	63%
Lessors of Mini-Warehouses & Self-Storage Units	40,769	1.02%	1.62	61%
Assisted Living Facilities	27,955	0.70%	1.38	57%
Hotels & Motels	321,623	8.04%	1.43	62%

	Average Balance	Median Balance
Commercial Loans	$439	$92
Commercial Real Estate Loans	493	118

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	September 30, 2023	June 30, 2023
Noninterest-Bearing Demand Deposits	17%	17%

Interest-Bearing Deposits
Demand Deposits	11%	7%
Savings Deposits	11%	11%
Time Deposits	14%	14%
Total Deposits	13%	12%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2023 YTD*	24,518	4,450	1.8%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%
2017	28,525	2,711	1.4%
2016	28,650	2,820	1.5%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).